No.                                                               U.S.  $
                              WORLDBID CORPORATION

              (Incorporated under the laws of the State of Nevada)

                         15% GUARANTEED CONVERTIBLE NOTE
                             DUE SEPTEMBER 30, 2004

       (BEING ONE OF A SERIES OF CONVERTIBLE NOTES APPROVED BY RESOLUTION
            OF THE DIRECTORS OF THE COMPANY DATED SEPTEMBER 14, 2001,
         AND SUBJECT TO THE TERMS AND CONDITIONS (THE "TERMS") THEREOF.)

     FOR VALUE RECEIVED, WORLDBID CORPORATION (herein referred to as the "Company") promises to pay to or  any subsequent registered holder hereof (the "Holder"), the principal sum of on or prior to September 30, 2004 (the "Maturity Date"), and to pay interest on the principal sum outstanding on September 30 of each year commencing on September 30, 2002, at the rate of 15% per annum subject to adjustment for any part period in accordance with the Terms of this Note. Such interest shall be paid in United States currency or common shares in accordance with the Terms of this Note, to the person and at the address in whose name this Note is registered on the records of the Company regarding registration and transfers of the Notes (the "Note Register") on the business day immediately preceding the payment date. The principal of this Note is payable, if converted in shares of Common Stock, or if not converted, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, to the person and at the address in whose name this Note is registered on the Note Register on the business day immediately preceding the payment date. The forwarding of such payment shall constitute a payment hereunder and shall satisfy and discharge the liability for principal on this Note to the extent of the sum or Common Shares so paid.

     THIS NOTE is one of a duly authorized issue of Notes of the Company, designated as its 15% Guaranteed Convertible Notes due September 30, 2004 (the "Notes").

     THIS NOTE is subject to the terms and conditions established by Resolution of the Directors of the Company dated September 14, 2001 creating the series of Notes, which are incorporated herein by reference, and available for inspection at the head office of the Company at 810 Peace Portal Drive, Suite 201, Blaine, Washington, 98230.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

                                      WORLDBID  CORPORATION


                              By:
                                      _____________________________
                                      LOGAN  B.  ANDERSON,  President

     Payment of all principal and interest on this Note is hereby guaranteed by the undersigned in accordance with the Terms of this Note. The undersigned hereby agrees to enter into a general security agreement to secure its obligations hereunder in accordance with the Terms of this Note.
                                      WORLDBID  CANADA  CORPORATION


                              By:
                                      _____________________________
                                      PAUL  WAGORN,  President

                              NOTICE OF CONVERSION

TO:    WORLDBID  CORPORATION

The undersigned hereby irrevocably elects to convert Notes into shares of common stock ("Common Stock") of Worldbid Corporation. (the "Company") according to the Terms of the Note, as of the date written below. No fee will be charged to the Holder for any conversion.

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Notes shall be made in compliance with Regulation S, pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the 'Act') or pursuant to an exemption from registration under the Act.

     ______________________________           ______________________________
     DATE  OF  CONVERSION                     AUTHORIZED  SIGNATURE

     ______________________________           ______________________________
     AMOUNT  OF  CONVERSION                   NAME

                                              _________________________________
                                              ADDRESS

                                              _________________________________
                                              CITY,  STATE/PROVINCE/CODE

*  No  shares  of  common  Stock will be issued until the original Note(s) to be
--------------------------------------------------------------------------------
converted and the Notice of conversion are received by the Company.  The Company
--------------------------------------------------------------------------------
shall  use  its  best  efforts to issue and deliver shares of common Stock to an
--------------------------------------------------------------------------------
overnight  courier  not  later than three business days following receipt of the
--------------------------------------------------------------------------------
original  Notes  to  be  converted,  and  shall  make  payments  pursuant to the
--------------------------------------------------------------------------------
Subscription  Agreement  for  the  number  of  business  days  such issuance and
--------------------------------------------------------------------------------
delivery  is  late.
-------------------

                              WORLDBID CORPORATION


                                 15% GUARANTEED
                                CONVERTIBLE NOTE
                             DUE SEPTEMBER 30, 2004


                         THIS CONVERTIBLE NOTE IS ONE OF
                          A SERIES OF CONVERTIBLE NOTES
                            APPROVED BY RESOLUTION OF
                                 THE DIRECTORS OF
                              WORLDBID CORPORATION
                             DATED SEPTEMBER 14, 2001


-------------------------------------------------------------------------------
                                  TRANSFER FORM

FOR  VALUE  RECEIVED,  the  undersigned  sells,  assigns  and  transfers  unto

-------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee
-------------------------------------------------------------------------------

the within Convertible Note of Worldbid Corporation and hereby irrevocably constitutes and appoints __________________________________ Attorney to transfer the said Note on the register of the 15% Guaranteed Convertible Notes due September 30, 2004 of Worldbid Corporation with full power of substitution in the premises.

Dated  ____________________________

    _________________________________         _________________________________
    SIGNATURE GUARANTEED                     SIGNATURE OF REGISTERED HOLDER

Instructions:
1. Signature of the registered holder must be the signature of the person appearing on the face of this Convertible Note.
2. If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to Worldbid Corporation.
3. The signature on the Transfer Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.
4.  The  Notes  shall  only  be transferable in accordance with applicable laws.

                                     LEGEND

NEITHER  THESE SECURITIES, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF OR THE
--------------------------------------------------------------------------------
SECURITIES  ISSUED  AS  PAYMENT OF INTEREST HEREON HAVE BEEN REGISTERED WITH THE
--------------------------------------------------------------------------------
UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF
--------------------------------------------------------------------------------
ANY  STATE  OR  PROVINCE  OR  UNDER  THE SECURITIES ACT OF 1933, AS AMENDED (THE
--------------------------------------------------------------------------------
"SECURITIES  ACT").  THE  SECURITIES  ARE  RESTRICTED  AND  MAY  NOT BE OFFERED,
--------------------------------------------------------------------------------
RESOLD,  PLEDGED  OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OR
--------------------------------------------------------------------------------
OTHER APPLICABLE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT
--------------------------------------------------------------------------------
OR  AN  EXEMPTION  FROM  SUCH  REGISTRATION  REQUIREMENTS.  HEDGING TRANSACTIONS
--------------------------------------------------------------------------------
INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.
--------------------------------------------------------------------------------

TERMS AND CONDITIONS OF 15% GUARANTEED CONVERTIBLE NOTES DUE SEPTEMBER 30, 2004 APPROVED BY RESOLUTION OF THE BOARD OF DIRECTORS OF WORLDBID CORPORATION DATED SEPTEMBER 14, 2001


Section  1.      Note  Denominations.  The  Notes  are  initially  issuable  in
                 -------------------
denominations of at least One Thousand ($1,000 U.S.) and integral multiples of $1.00 U.S. in excess thereof. Upon conversion of a portion, but less than all, of a Note in accordance with the terms hereof, a new note or notes may be issued to the Holder in a denomination equal to the exact amount of the unconverted portion of the Note.

Section 2.     Interest Payments.   The Company may, at its option, elect to pay
               -----------------
interest by the issuance of common shares of the Company, the number of common shares to be determined by dividing the amount of the interest payment by 75% of the average closing price of the Company's common shares for the 10 day period immediately preceeding the interest payment date. The amount of interest payable in respect of any Note for any payment period shall be reduced proportionately in the event the Note shall not be outstanding for the entire payment period as a result of its issuance after September 30, 2001, or its conversion prior to the end of any payment period.

Section  3.     Sale,  Transfer  or Exchange.    The Notes and any shares of the
                -----------------------------
Company's common stock issued upon conversion of the Notes or as payment of interest on the Notes (the Note Shares") will not be registered under the Securities Act of 1933, as amended, (the "Act") and will be issued to the Holder pursuant to Regulation S of the Act on the representations of the Holder in favor of the Company. Neither the Notes nor the Note Shares may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such securities or an opinion of counsel reasonably satisfactory to the Company that registration is not required under the Act. Each certificate for the Notes and the Note Shares shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in these terms and conditions. By acceptance of any certificate representing the Notes, the Holder acknowledges and agrees that:

  (1) The Holder will only sell the Notes and the Note Shares only in accordance with the provisions of Regulation S of the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration pursuant to the Act;

  (2) The Company will refuse to register any transfer of the Notes and the Note Shares not made in accordance with the provisions of Regulation S of the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration;

  (3) The Holder will not engage in hedging transactions except in accordance with the Act;

  (4) The Holder is not entitled to any registration rights with respect to the Notes and the Note Shares.

All certificates representing the Notes and the Note Shares will be endorsed with the following legend:

"NEITHER THESE SECURITIES, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF OR THE SECURITIES ISSUED AS PAYMENT OF INTEREST HEREON HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR PROVINCE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OR OTHER APPLICABLE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT."

In addition, the Holder will comply with all other applicable securities legislation in addition to the Act to which the Holder is subject in selling or transferring any Notes or Note Shares and the Company may refuse to register any sale or transfer not in compliance with such other securities legislation.

Any Holder of a Note, by acceptance thereof, agrees to the representations, warranties and covenants herein.

Prior to due presentment to the Company for transfer of a Note, the Company and any agent of the Company may treat the person in whose name the Note is duly registered on the Company's Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not the Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section  4.     Conversion.   The Record Holders of a Note shall have conversion
                ----------
rights  as  follows  (the  'Conversion  Rights'):

     (a) Right to Convert; Conversion Price. The record Holder of a Note shall be entitled, at any time, at the office of the company, to convert all or any portion of the Note held by such Holder into that number of fully-paid and non-assessable shares of Common Stock as shall be equal to the Principal Amount to be converted divided by (the "Conversion Price") which shall be the lesser of $0.05 U.S. per share (the "Fixed Conversion Price") or 50% of the average closing price of the Company's shares for the 10 day period immediately preceeding the notice of conversion (the "Floating Conversion Price").

     (b) Mechanics of Conversion. In order to convert the Notes into full shares of Common Stock, the Holder shall (i) fax a copy of the fully executed notice of conversion in the form on the rear of the certificate evidencing the Note ('Notice of Conversion') to the Company a the office of the Company which notice shall specify the amount of the Note to be converted (together with a copy of the first page of each Note to be converted) prior to Midnight, Pacific time (the 'Conversion Notice Deadline') on the date of Conversion specified on the Notice of Conversion and (ii) surrender the original Note(s), and the original Notice of Conversion, no later the 12 Midnight (Pacific Time) the next business date, to a common courier for either overnight or 2-day delivery to the office of the Company; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the original Notes are delivered to the Company as provided above, or the Holder notifies the Company that such Note(s) have been lost, stolen or destroyed. In the case of a dispute as the calculation of the

Conversion Price, the Company's calculation shall be deemed conclusive absent manifest error.

          (i) Lost or Stolen Notes. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of a Note, and (in the case of loss, theft or destruction) indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the Note, if mutilated, the Company shall execute and deliver new Note(s) of like tenor and date.

          (ii) Delivery of Common Stock upon Conversion. The Company shall issue and use its best efforts to deliver within three (3) business days after delivery to the Company of a Note and Notice of Conversion, or after provision for security or indemnification required by (i) above, to such Holder of the Note at the address of the Holder on the books of the company, a certificate for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid.

          (iii) No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of a Note. If any conversion of the Note would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, a cash adjustment will be made for the fractional interest.

          (iv) Date of Conversion. The date of which conversion occurs (the 'Date of Conversion') shall be deemed to be the date set forth in such Notice of Conversion, provided (i) that the advance copy of the Notice of Conversion is faxed to the Company before midnight, Pacific time, on the Date of Conversion, and (ii) that the original Notes to be converted are surrendered by depositing such Notes with a common courier for either overnight or 2-day delivery, as provided above, and received by the Company within five business days from the Date of Conversion. The person or persons entitled to receive the shares of common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the original Notes to be converted are not received by the Transfer Agent or the Company within five business days after the Date of Conversion or if the facsimile of the Notice of Conversion is not received by the Company or its designated transfer agent prior to the Conversion Notice Deadline, the Notice of Conversion, at the Company's option, may be declared null and void.

     (c) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Notes, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding Notes; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding Notes, the Company will immediately take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     (d)      Adjustment  to  Conversion  Price.

          (i) Adjustment Due to Stock Split, Stock Dividend, Etc. If at any time when the Notes are issued and outstanding, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Fixed Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Fixed Conversion Price share be proportionately increased.

          (ii) Adjustment Due to Merger, Consolidation, Etc. If at any time when the Notes are issued and outstanding, there shall be any merger, amalgamation, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of another class or classes of stock or securities of the company or another entity, then the Holders of the Notes shall thereafter have the right to receive upon conversion of the Notes, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock and/or securities which the Holder would have been entitled to receive in such transaction had the Notes been converted immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holders of the Notes to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Fixed Conversion Price and of the number of shares issuable upon conversion of the Notes shall thereafter be applicable, as nearly as may be practicable in relation to any securities thereafter deliverable upon the exercise hereof.

Section  5.   Security.  All  indebtedness  of the Company to the Holders of the
              ---------
Notes, pursuant to the Notes, will be guaranteed by the Company's wholly owned subsidiary Worldbid Canada Corporation (the "Subsidiary") and will be secured by a general security agreement charging all present and future acquired assets of the Subsidiary (the " Security").

Section  6.      Subordination  of  Notes.    The Notes and the Security will be
                 ------------------------
subordinate in right of payment to all existing and future Senior Indebtedness (as defined below) of the Subsidiary, whether outstanding on the date of issue of the Notes or thereafter created, incurred, assumed or guaranteed, and any security granted by the Subsidiary to secure the Senior Indebtedness. Upon any distribution of assets of the Subsidiary in any dissolution, winding up, liquidation or reorganization of the company (whether in an insolvency or bankruptcy proceeding or otherwise), payment in full must be made on such Senior Indebtedness before any payment is made on or in respect of the Notes. Upon the happening and during the continuance of a default in payment of interest on or principal of Senior Indebtedness, or any other default with respect to such Senior Indebtedness permitting the holder thereof to accelerate the maturity thereof, no payment may be made by the Subsidiary on or in respect of the Notes. No such subordination will prevent the occurrence of any Event of Default (as defined below).

     'Senior Indebtedness' includes (i) all indebtedness of the Subsidiary and its present and future subsidiaries (a) for borrowed money, which is evidenced by a note, debenture or similar instrument (including a purchase money mortgage) given in connection with the acquisition of any property or assets (other than inventory or similar property acquired in the ordinary course of business), including securities, (b) bank indebtedness to a United States or Canadian
Federally Chartered bank, or (c) for the payment of money relating to a capitalized lease obligation; and (ii) any amendment, renewal, extension or refunding of any such liability; provided, however, that Senior Indebtedness will not include any indebtedness of the Subsidiary to a subsidiary or the Company or any indebtedness or guarantee of the Subsidiary which, by its terms or the terms of the instrument creating or evidencing it, is not superior in right of payment to the Notes.

     The Notes do not limit the amount of additional indebtedness, including Senior Indebtedness, which the Subsidiary can create, incur, assume or guarantee, nor do the Notes limit the amount of indebtedness which the Company or the Subsidiary can incur.

Section  7.      Events  of  Default  and  Notices  Thereof.   The term 'Even of
                 ------------------------------------------
Default' includes any one of the following; (i) failure of the Company to pay interest for 45 days or principal when due; (ii) failure of the Company to perform any other covenant herein for 45 days after notice; (iii) default by the Company with respect to its obligations to pay principal of or interest on certain other indebtedness aggregating more than $1,500,000 or the acceleration of such indebtedness under the terms of the instruments evidencing such indebtedness; and (iv) events of bankruptcy or insolvency of the Company or the Subsidiary.

     In case an event of Default (other than an Event of Default resulting from bankruptcy or insolvency) shall occur and be continuing for a period of 45 days from the date that an Event of Default is deemed to have occurred, the holders of a least 25% in aggregate principal amount of the Notes then outstanding may:
(a) by notice in the writing to the Company declare all unpaid principal and accrued interest on the Notes then outstanding to be due and payable immediately; and (b) call a meeting of the holders of the Notes to obtain the instruction of the majority in number and value of the holders of the Notes for the appointment of a receiver and any sale or realization upon the Security. Any action taken with respect to sale or realization of the Security will be done using commercially reasonable best efforts to obtain the best price for the Security and the Receiver will deliver to the Company the amount by which the proceeds of sale exceed the indebtedness pursuant to the Notes. In case an Event of Default resulting from events of bankruptcy or insolvency, all unpaid principal or an accrued interest on the Notes then outstanding shall be due and payable immediately without any declaration or other act on the part of the holders of the Notes. Such acceleration may be annulled and past defaults
(except, unless theretofore cured, a default in payment of principal of or interest on the Notes) may be waived by the holders of a majority in principal amount of the Notes then outstanding.

     No holder of a Note may pursue any remedy under a Note without the agreement of the holders of at least 51% in principal amount of the Notes;
provided, however, that such provision does not affect the right of an individual holder to sue for enforcement of any overdue payment on the Notes.

Section  8.      Modification  and  Waiver.    Modification and amendment of the
                 -------------------------
Notes may be made by the Company with the consent of the holders of not less than a majority in principal amount of the outstanding Notes, provided that no such modification or amendment may, without the consent of the holder of each Note affected thereby (i) change the stated maturity of the principal of or any installment of interest on any Note, (ii) reduce the principal of, or the rate of interest on, any Note, (iii) change the currency of payment of principal of or interest on any Note, (iv) reduce the above-stated percentage of holders of Notes necessary to modify or amend the Notes or (v) modify any of the foregoing provisions or reduce the percentage of outstanding Notes necessary to waive any covenant or past default. Holders of not less than a majority in principal amount of the outstanding Notes may waive any covenant or past defaults. (See 'Events of Default and Notice Thereof') An amendment to the Notes may not adversely affect the rights under the subordination provisions of the holders of any issue of Senior Indebtedness without the consent of such holders.

Section  9.    No  Voting  Rights.   The  Notes  shall  not  entitle the Holders
               ------------------
thereof to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend meetings of stockholders or any other proceedings of the Company.

Section  10.   Governing  Law.   The Notes shall be governed by and construed in
               --------------
accordance with the laws of the State of Nevada U.S.A. without giving effect to the principles of conflicts of laws, except for matters arising under the Act or the Securities Exchange Act of 1934, as amended, which matters shall be governed by and construed in accordance with such laws or matters relating to realization on the security which shall be governed by the laws of the jurisdiction under which such security is located.

Section 11.   Business Day Definition.   For purposes hereof, the term 'business
              -----------------------
day' shall mean any day on which banks are generally open for business in the State of Nevada, USA and excluding any Saturday and Sunday.

Section  12.    Notices.   Any  notice  or  other  communication  required  or
                -------
permitted to be given hereunder shall be given as provided herein or delivered against receipt if to (i) the Company at Suite 201, 810 Peace Portal Drive, Blaine, Washington 98230, fax number (508) 632-7694 and (ii) the Holder of a Note, to such holder at its last address as shown on the Note Register (or to such other address as the party shall have furnished in writing as its new address to be entered on the Note Register (which address must include a telecopy number) in accordance with the provisions of this Section 12). Any notice or other communication needs to be made by facsimile and delivery shall be deemed give, except as otherwise required herein, at the time of transmission of said facsimile. Any notice given on a day that is not a business day shall be effective upon the next business day.

Section 13.   Waiver of any Breach to be in Writing.   Any waiver by the Company
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or  the  Holder  of  a  Note  of a breach of any provision of the Note shall not operate as, or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of the Note. The failure of the Company or the Holder hereof to insist upon strict adherence to any term of the Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of the Note. Any waiver must be in writing.

Section  14.    Unenforceable  Provisions.   If  any  provision  of  a  Note  is
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invalid,  illegal  or  unenforceable,  the  balance  of the Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.